As filed with the Securities and Exchange Commission on February 27, 1998.
                                                  Registration No. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                                  MASTEC, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------
         DELAWARE                                         59-1259279
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)
                              3155 N.W. 77TH AVENUE
                              MIAMI, FL 33122-1205
                                 (305) 599-1800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 --------------
                      ARTHUR B. LAFFER SPECIAL OPTION PLAN
                   UBIRATAN SIMOES REZENDE SPECIAL OPTION PLAN
                       JAMES W. WILDE SPECIAL OPTION PLAN
                       WAYNE M. WILDE SPECIAL OPTION PLAN
                       DANIEL B. WILDE SPECIAL OPTION PLAN
                        VIRGIL WILDE SPECIAL OPTION PLAN
                        TRAVIS WILDE SPECIAL OPTION PLAN
                                 --------------
                              (Full Title of Plans)

                              JOSE M. SARIEGO, ESQ.
                     SENIOR VICE PRESIDENT - GENERAL COUNSEL
                                  MASTEC, INC.
                              3155 N.W. 77TH AVENUE
                              MIAMI, FL 33122-1205
                                 (305) 599-2314
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              STEVEN D. RUBIN, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3517

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                            PROPOSED              PROPOSED
     TITLE OF EACH CLASS                                    MAXIMUM                MAXIMUM
     OF SECURITIES TO BE             AMOUNT TO BE      OFFERING PRICE PER         AGGREGATE                AMOUNT OF
         REGISTERED                   REGISTERED            SHARE(1)          OFFERING PRICE(1)       REGISTRATION FEE(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value        200,000 shares           $27.125            $5,425,000                 $1,600.36
=========================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price of the Common Stock on the New York Stock Exchange on February 25, 1998.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by MasTec, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

                  (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended on Form 10K\A filed February 6, 1998 (the "1996 10-K");

                  (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

                  (3) The Registrant's Current Reports on Form 8-K, dated January 20, 1998, January 26, 1998 and February 3, 1998; and

                  (4) The portions of the Registrant's definitive Proxy Statement for its 1997 Annual Meeting of Stockholders dated April 14, 1997 that have been incorporated by reference into the 1996 10-K.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Registrant shall indemnify to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Registrant, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Registrant's By-laws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

                  Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                  Pursuant to Section 102(b)(7) of the DGCL, the Registrant's Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders, (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) from any transaction from which the director derived an improper personal benefit.

                  The Registrant has obtained primary and excess insurance policies insuring the directors and officers of the Registrant and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.           EXHIBITS

                  5.1 Opinion of Jose M. Sariego, Senior Vice President and General Counsel of the Registrant.

                  23.1     Consent of Coopers & Lybrand L.L.P.

                  23.2 Consent of Jose M. Sariego (included in Exhibit 5.1 above).

                  24.1 Power of attorney (included on the signature page of this Registration Statement).

Item 9.           UNDERTAKINGS

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                 (ii)       To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement;

                                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 27, 1998.

                                   MASTEC, INC.

                                   /S/ EDWIN D. JOHNSON
                                   --------------------
                                   Edwin D. Johnson

                                   Senior Vice President-Chief Financial Officer (Principal Financial and Accounting Officer)

         The undersigned directors and officers of MasTec, Inc. hereby constitute and appoint Edwin D. Johnson and Jose M. Sariego, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys in fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys in fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE                                  DATE
---------                                                 -----                                  ----

/S/ JORGE MAS                               Chairman of the Board of Directors,             February 27, 1998
------------------------------------        President and Chief Executive Officer
Jorge Mas                                   (Principal Executive Officer)

/S/ ELIOT C. ABBOTT                         Director                                        February 27, 1998
------------------------------------
Eliot C. Abbott

/S/ JOEL-TOMAS CITRON                       Director                                        February 27, 1998
------------------------------------
Joel-Tomas Citron

/S/ ARTHUR B. LAFFER                        Director                                        February 27, 1998
------------------------------------
Arthur B. Laffer

/S/ JOSE S. SORZANO                         Director                                        February 27, 1998
------------------------------------
Jose S. Sorzano

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

5.1      Opinion of Jose M. Sariego, Senior Vice President and
         General Counsel of the Registrant

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Jose M. Sariego (included in Exhibit 5.1 above)

24.1 Power of attorney (included on the signature page of this Registration Statement)